COMPANY CONTACT: Doug Atkinson Manager - Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES SECOND QUARTER 2015 RESULTS
HOUSTON, August 6, 2015 - Swift Energy Company (NYSE: SFY) reported today its second quarter 2015 financial and operating results.
Key Second Quarter Highlights

•	TOTAL PRODUCTION OF 2.88 MMBOE, ABOVE GUIDANCE

•	REVISING FULL-YEAR 2015 PRODUCTION GUIDANCE TO 11.5-11.6 MMBOE AND FULL-YEAR 2015 CAPITAL BUDGET TO $110-$120MM

•	SECURED ADDITIONAL 30 MMCF/D TAKEAWAY OUT OF FASKEN

•	FASKEN DRILLING & COMPLETION COSTS APPROXIMATELY $6.0MM PER WELL

•	COST REDUCTION INITIATIVES ON TRACK; LEASE OPERATING EXPENSES DECLINED 8% SEQUENTIALLY

•	21 CONSECUTIVE WELLS IN FASKEN THAT ARE EXPECTED TO MEET OR BEAT 12 BCF TYPE CURVE

“We delivered another strong quarter despite the continued challenges facing our industry. The comprehensive cost reduction initiatives we implemented have resulted in significant savings for the company. Our dedicated employees continue to find ways to drive greater capital efficiencies in our operations, lower our costs, and achieve industry leading well results. This allows us to tighten our production guidance and capital budget for the full year,” commented Terry Swift, President and CEO of Swift Energy.
“Our top priority remains focused on improving our financial position and enhancing our liquidity profile. We continue to adjust our cost structure and spending to maximize the liquidity that we have and will evaluate other liquidity enhancing alternatives to position the company for an extended period of lower, more volatile commodity prices. We have an inventory of several hundred high-graded Eagle Ford well locations that are economic even in today’s challenging environment, and we are taking the necessary steps to ensure we have the capital we need to execute on our drilling program.”

Second Quarter 2015 Results
Swift Energy produced 2.88 million barrels of oil equivalent (“MMBoe”) during the second quarter of 2015, 3% above the high end of the Company’s guided range of 2.75 to 2.80 MMBoe. Second quarter 2015 production compares to production of 3.06 MMBoe produced in the first quarter of 2015.
Swift Energy reported an adjusted net loss for the second quarter of 2015 of $32.9 million, or $0.74 per diluted share, which excludes the non-cash ceiling test write-down of its oil and gas properties of $260.5 million (a pre-tax and non-GAAP measure - see page 7 for reconciliation to the GAAP measure). The GAAP net loss for the second quarter 2015 was $292.9 million, or $6.58 per diluted share. This compares to GAAP net income of $6.8 million, or $0.15 per diluted share earned in the same quarter in 2014.
Second quarter 2015 cash flow before working capital changes (a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) of $15.0 million increased compared to $9.3 million of that same measure in the first quarter of 2015, and decreased 83% compared to $88.6 million of adjusted cash flow for the second quarter of 2014.
Total revenues of $66.2 million for the second quarter of 2015 decreased slightly from $68.3 million of total revenues in the first quarter of 2015. Total revenues were 58% lower than the $156.0 million of total revenues generated in the second quarter of 2014, primarily attributable to lower production levels and commodity prices.
Depreciation, depletion and amortization expense (“DD&A”) of $14.64 per barrel of oil equivalent (“Boe”) in the second quarter of 2015 decreased 26% from $19.81 of DD&A per Boe in the first quarter of 2015, and decreased 31% from $21.19 of DD&A per Boe in the comparable period in 2014 due to a lower depletable base, partially offset by lower reserves volume.
Lease operating costs before severance and ad valorem taxes were $5.97 per Boe in the second quarter 2015, approximately 4% lower than the $6.21 per Boe for this measure in the first quarter of 2015, and an approximate 13% decrease when compared to $6.83 per Boe incurred in the same period of 2014. These expenses were lower primarily due to lower workover expenses as well as lower overall operating costs resulting from the lease operating cost reduction initiative enacted earlier this year.
Transportation and processing expense in the second quarter of 2015 of $1.77 per Boe increased from $1.74 per Boe in the second quarter of 2014.
Severance and ad valorem taxes were 6.5% of oil and gas revenues in the second quarter of 2015, compared to 6.0% in the year ago period.
General and administrative expenses decreased to $3.58 per Boe during the second quarter of 2015, down 13% from $ 4.10 per Boe in the first quarter 2015, primarily due to lower salaries and related benefits along with lower stock compensation and temporary labor costs as well as non-recurring charges related to a reduction in force that were applied in the first quarter.
Interest expense increased to $6.52 per Boe in the second quarter of 2015 compared to $5.41 per Boe for the same period in 2014, due to higher levels of borrowing and lower production.

Second Quarter Pricing
The Company realized an aggregate average price of $23.75 per Boe during the quarter, as compared to $21.99 realized in the first quarter of the 2015, as prices rebounded somewhat during the second quarter. These 2015 prices compare to the $45.87 per Boe average price received by the Company in the second quarter of 2014.
In the second quarter of 2015, Swift Energy’s average crude oil prices decreased 44% to $56.65 per barrel from $101.67 per barrel realized in the same period in 2014. Crude oil prices decreased further during July 2015, ending the month at $47.12 per barrel. For the same period, average natural gas prices were $2.40 per thousand cubic feet (“Mcf”), down 42% from the $4.16 per Mcf average price realized a year earlier. Prices for NGLs averaged $15.18 per barrel in the 2015 second quarter, a 55% decrease from second quarter 2014 NGL prices of $33.93 per barrel.
Operations Update
In the second quarter of 2015, Swift Energy drilled six operated development wells, all in Webb County in the Company’s South Texas Fasken core Eagle Ford area. There are currently two operated rigs drilling in the Company’s South Texas core area.
Based on rate and pressure data from the four Fasken wells completed in the second quarter of 2015 (the 31H, 32H, 33H, and 34H wells), the Company has now completed 21 consecutive wells at Fasken that are expected to meet or beat their respective 12 Bcf model.
The Company set new technical limits in Fasken in the second quarter, including drilling the longest lateral to date at 7,828 feet and lowering their best-to-date drilling cost to $122 per foot.
The Company continues to lower completion and frac costs through service cost reductions, new technology applications, and sustained operational efficiencies. Cost reduction initiatives are on track and continue to deliver additional reductions on sequential wells as components of the program become fully implemented. Specifically, in Webb County, the Company is drilling and completing Fasken wells for approximately $6.0 million per well.
The Company recently secured an additional 30 MMcf/d of takeaway out of Fasken which is anticipated to be in place by the end of August. The Company now has total firm capacity of 190 MMcf/d to support continued development of the Eagle Ford in their Webb County acreage.
Third Quarter and Full-Year 2015 Capital Expenditure and Production Guidance
Swift Energy currently plans to balance its revised 2015 capital expenditures with its operating cash flow, line of credit borrowings, and proceeds from asset dispositions and/or joint ventures.
The Company is targeting third quarter production levels of 2.77 to 2.82 MMBoe, including 11.23 to 11.43 Bcf of natural gas production, 0.55 to 0.56 MMBbl of crude oil production, and 0.34 to 0.35 MMBbl of natural gas liquids production. This level of production is based on $35-$40 million in capital expenditures for the quarter.
For the full year, the Company revised its guided production range to 11.5 to 11.6 MMBoe and planned full-year capital expenditures to $110-$120 million. Activity levels for the balance of the year will focus on drilling activity in the dry gas Fasken area as well as in the AWP gas and condensate areas. A portion of the capital expenditure program is discretionary and can be further deferred if necessary.

Recent Events
On June 23, 2015, Swift Energy announced the launch of a $640 million proposed first-lien term loan, the marketing of which was postponed in the face of unfavorable conditions in both global and domestic debt markets.
Swift Energy has retained Lazard Freres & Co. LLC to advise the Company’s management and Board of Directors with respect to capital structure, financing alternatives, and related strategic opportunities. Swift Energy’s Board of Directors is in the process of evaluating this strategic and financial review and no assurance can be given as to its outcome or timing.
Earnings Conference Call
Swift Energy will conduct a live conference call today, August 6, at 10:00 a.m. EDT to discuss second quarter 2015 financial results and financial and operating guidance for the third quarter and full year 2015. To facilitate the conference call, a PowerPoint presentation will be posted on the Company’s website (www.swiftenergy.com) in the Investor Relations section prior to the beginning of the call. In addition, the Company will also post an updated corporate presentation.
To participate in this conference call, dial 877-420-2751 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call using Conference ID # 80676617. A digital replay of the call will be available later on August 6 until August 20, by dialing 855-859-2056 and using Conference ID # 80676617. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.
About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including targets for 2015 production, per well costs and per BOE costs, and estimates of 2015 capital expenditures. These statements are based upon assumptions that are subject to change and to risks, especially the volatility in oil or gas prices, the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Percent Change	2015	2014	Percent Change
Revenues:
Oil & Gas Sales	$68,281	$158,487	(57)%	$135,639	$307,544	(56)%
Other	(2,112)	(2,493)		(1,133)	(7,370)
Total Revenue	$66,169	$155,994	(58)%	$134,506	$300,174	(55)%
Net Income (Loss)	$(292,867)	$6,827		$(769,944)	$12,269
Basic EPS	$(6.58)	$0.16		$(17.35)	$0.28
Diluted EPS	$(6.58)	$0.15		$(17.35)	$0.28
Net Cash Provided By Operating Activities	$30,209	$100,604	(70)%	$29,439	$170,303	(83)%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure)	$14,971	$88,588	(83)%	$24,287	$163,254	(85)%
Weighted Average Shares Outstanding (Basic)	44,516	43,826	2%	44,374	43,727	1%
Weighted Average Shares Outstanding (Diluted)	44,516	44,312	—%	44,374	44,215	—%
EBITDA (non-GAAP measure)	$29,205	$104,915	(72)%	$55,497	$199,108	(72)%
Production (MBoe)	2.88	3.45	(17)%	5.94	6.39	(7)%
Realized Price ($/Boe)	$23.75	$45.87	(48)%	$22.84	$47.98	(52)%

(1)
See reconciliation on page 6. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2015	June 30, 2014	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities	$30,209	$100,604	(70)%
Increases and Decreases In:
Accounts Receivable	(1,161)	(4,194)
Accounts Payable and Accrued Liabilities	(5,649)	393
Income Taxes Payable	—	150
Accrued Interest	(8,428)	(8,365)
Cash Flow Before Working Capital Changes	$14,971	$88,588	(83)%

INCOME TO EBITDA RECONCILIATIONS:
Net Income (Loss)	$(292,867)	$6,827
Provision (Benefit) for Income Taxes	(642)	4,934
Interest Expense, Net	18,741	18,649
Depreciation, Depletion & Amortization & ARO (b)	43,469	74,505
Write-Down of Oil and Gas Properties	260,504	—
EBITDA	$29,205	$104,915	(72)%

	Six Months Ended
	June 30, 2015	June 30, 2014	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities	$29,439	$170,303	(83)%
Increases and Decreases In:
Accounts Receivable	(9,041)	(1,360)
Accounts Payable and Accrued Liabilities	3,997	(5,895)
Income Taxes Payable	—	150
Accrued Interest	(108)	56
Cash Flow Before Working Capital Changes	$24,287	$163,254	(85)%

INCOME TO EBITDA RECONCILIATIONS:
Net Income (Loss)	$(769,944)	$12,269
Provision (Benefit) for Income Taxes	(80,133)	11,199
Interest Expense, Net	36,969	37,098
Depreciation, Depletion & Amortization & ARO (b)	105,532	138,542
Write-Down of Oil and Gas Properties	763,073	—
EBITDA	$55,497	$199,108	(72)%

(a)	GAAP-Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

	Quarter Ended Jun. 30, 2015	Quarter Ended Mar. 31, 2015
NET INCOME RECONCILIATION:
Net Loss	$(292,867)	$(477,077)
Non-Cash Ceiling Test Write-Down	260,504	502,569
Income Tax Benefit From Write-Down (1)	(501)	(62,036)
Adjusted Net Loss Before Write-Down of Oil and Gas Properties	$(32,864)	$(36,544)

(1)	Income tax benefit from write-down was derived using the second quarter 2015 and first quarter 2015 marginal tax-rates, adjusted for any tax valuation allowance.

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2015	As of December 31, 2014
Assets:
Current Assets:
Cash and Cash Equivalents	$75	$406
Other Current Assets	45,237	64,263
Total Current Assets	45,312	64,669

Oil and Gas Properties	5,947,517	5,891,898
Other Fixed Assets	44,563	42,257
Less-Accumulated DD&A	(4,704,508)	(3,839,118)
Total Properties	1,287,572	2,095,037

Other Assets	14,144	13,641
	$1,347,028	$2,173,347
Liabilities:
Current Liabilities	93,793	148,919
Long-Term Debt	1,149,165	1,074,534
Deferred Income Taxes	512	86,376
Asset Retirement Obligation	64,977	62,122
Other Long-term Liabilities	10,311	7,018
Stockholders’ Equity	28,270	794,378
	$1,347,028	$2,173,347

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Six Months Ended
	June 30, 2015	Per Boe	June 30, 2015	Per Boe
Revenues:
Oil & Gas Sales	$68,281	$23.75	$135,639	$22.84
Other Revenue	(2,112)		(1,133)
	66,169	23.01	134,506	22.65
Costs and Expenses:
General and Administrative, net	10,290	3.58	22,846	3.85
Depreciation, Depletion & Amortization	42,088	14.64	102,786	17.31
Accretion of Asset Retirement Obligation (ARO)	1,381	0.48	2,746	0.46
Lease Operating Costs	17,164	5.97	36,198	6.09
Transportation and Processing Expense	5,086	1.77	10,409	1.75
Severance & Other Taxes	4,424	1.54	9,556	1.61
Interest Expense, Net	18,741	6.52	36,969	6.22
Write-down of oil and gas properties	260,504	90.60	763,073	128.48
Total Costs & Expenses	359,678	125.09	984,583	165.78
Loss Before Income Taxes	(293,509)	(102.08)	(850,077)	(143.13)
Benefit for Income Taxes	(642)	(0.22)	(80,133)	(13.49)
Net Loss	$(292,867)	$(101.85)	$(769,944)	$(129.64)

Additional Information:
Capitalized G&A	$3,302	$6,990
Capitalized Interest Expense	$1,202	$2,396
Deferred Income Tax	$(642)	$(80,133)

Note: Items may not total due to rounding

Swift Energy Company
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash Flows From Operating Activities:
Net Income (Loss)	$(769,944)	$12,269
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	102,786	135,741
Write-down of oil and gas properties	763,073	—
Accretion of Asset Retirement Obligation (ARO)	2,746	2,801
Deferred Income Taxes	(80,133)	11,199
Stock Based Compensation Expense	2,153	3,683
Other	3,606	(2,439)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable and Other Current Assets	9,041	1,360
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(3,997)	5,895
Increase/(Decrease) in Income Taxes Payable	—	(150)
Increase/(Decrease) in Accrued Interest	108	(56)
Net Cash Provided by Operating Activities	29,439	170,303

Cash Flows From Investing Activities:
Additions to Property and Equipment	(104,997)	(208,979)
Proceeds from the Sale of Property and Equipment	946	35
Net Cash Used in Investing Activities	(104,051)	(208,944)

Cash Flows From Financing Activities:
Net Proceeds From Bank Borrowings	74,700	36,000
Net Proceeds From Issuance of Common Stock	302	824
Purchase of Treasury Shares	(150)	(896)
Payments of Debt Issuance Costs	(571)	—
Net Cash Provided by Financing Activities	74,281	35,928
Net Decrease in Cash and Cash Equivalents	(331)	(2,713)

Cash and Cash Equivalents at the Beginning of the Period	406	3,277
Cash and Cash Equivalents at the End of the Period	$75	$564

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2015	March 31, 2015	Percent Change	June 30, 2014	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,875	3,064	(6)%	3,449	(17)%
Natural Gas (Bcf)	11.28	11.71	(4)%	12.75	(11)%
Crude Oil (MBbl)	628	685	(8)%	890	(29)%
NGL (MBbl)	366	426	(14)%	434	(16)%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$23.75	$21.99	8%	$45.87	(48)%
Natural Gas ($/Mcf)	$2.40	$2.53	(5)%	$4.16	(42)%
Crude Oil ($/Bbl)	$56.65	$45.10	26%	$101.67	(44)%
NGL ($/Bbl)	$15.18	$16.09	(6)%	$33.93	(55)%